Exhibit 10.1
SEPARATION AND RELEASE AGREEMENT

CHAD KNIGHT (“You” or “Employee”) and Advanced Homecare Management, Inc. d/b/a Enhabit Home Health & Hospice (the “Company”) enter into the following Separation and Release Agreement (“Agreement”) and acknowledge and agree as follows:

1.    You have elected to resign your employment with the Company, and your employment will terminate effective close of business, November 4, 2022 (“Date of Termination”). Upon your Date of Termination you shall also resign all officer positions you have with the Company in the form reasonably requested by the Company. You must execute and return this Agreement to the Company no later than close of business Thursday, September 29, 2022; otherwise, the Company’s offer shall expire. If you choose to accept the Agreement, you must deliver by email your signed Agreement to Tanya Marion, Chief Human Resources Officer, at Tanya.Marion@ehab.com.

2.    Severance.

a.    As consideration for this Agreement, the adequacy of which you acknowledge, and provided you comply with the terms of this Agreement, the Company agrees to pay you your base salary as of September 29, 2022 for a period of fifteen (15) months (“Severance Period”) following the Date of Termination, less applicable deductions and withholdings from wages required by law or regulation (the “Severance Payments”). The Severance Payments shall be made in line with the Employee’s current payroll cycle for the length of the Severance Period.

b.    At the end of the month in which your Termination Date occurs, your medical, dental and vision coverage under the Company’s group plan shall end. Thereafter, your eligibility for continuation of coverage under the Company’s group medical, dental and vision insurance plans shall be governed exclusively by the continuation coverage provisions of the Company’s group medical, dental and vision insurance plans and the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”). If, however, you sign this Agreement and timely elect COBRA coverage, the Company will pay a portion of your COBRA payment during the period beginning on the first day of the month immediately following the Termination Date and ending fifteen (15) months later so that you continue your current coverage. The Company’s contribution shall be sufficient so that the remainder to be paid by you shall be the amount you paid toward such coverage during your employment (“COBRA Subsidy”). If you chose to continue COBRA coverage after the expiration of the Company’s COBRA Subsidy, you will be responsible for the full amount of the COBRA payments(s). The Company and you agree that your “qualifying event” for the purposes of COBRA coverage shall occur on the Termination Date and that the continued coverage provided under this paragraph will be treated as, and count against, the maximum period that you are entitled to elect COBRA continuation coverage under applicable law. Should you become covered under a group medical plan during the period of COBRA coverage, you agree to promptly notify the Company and the Company’s obligation to continue contributing to coverage for you pursuant to this subsection shall immediately cease.

c.    Your rights to stock as granted by an Award Agreement under the Enhabit, Inc. 2022 Omnibus Performance Incentive Plan (“Incentive Plan) shall be governed by the terms of the Award

Agreement and Incentive Plan. Nothing in this Agreement is intended to alter or amend the terms of the Award Agreement or Incentive Plan.

d.    You shall be eligible to receive an annual bonus for 2022 pro-rated through November 4, 2022. You acknowledge and agree that the amount of such bonus shall be subject to the approval of the Company’s Board of Directors with the same approval applied to you as to the Company’s other eligible employees in good standing, and it shall be paid at the time that you would have received it had you remained employed by the Company. Notwithstanding anything to the contrary, your bonus will be no less than the amount of the bonus paid to the Company’s other eligible employees with a 70% bonus target for 2022 except that it will be prorated through November 4, 2022. (the “Separation Bonus”)

e.    Nothing in this Agreement adversely affects any right you may have to: (i) base wages earned by you through the Date of Termination, and you shall be paid all such wages regardless of whether you sign this Agreement; (ii) reimbursement for approved business expenses incurred by you through the Date of Termination for which you have not been reimbursed; (iii) continuation of insurance coverage to the extent required to be provided under applicable law; and (iv) vested retirement benefits to which you are entitled as of the Date of Termination pursuant to the terms of any Company retirement benefit plan(s) or applicable laws.

f.    You acknowledge that, except as set forth in this Agreement, the Company does not have, and will not have, any obligation to provide you at any time in the future with any payments, wages, bonuses, benefits or considerations other than those recited in Section 2 of this Agreement. You agree that the Severance Payment and other benefits recited in Section 2 provide adequate consideration for this Agreement, including the general release of claims in Section 6.

g.    If you begin to receive the Separation Payments and/or the Separation Bonus and a Change of Control (as defined in this subsection 2(h)) occurs prior to you receiving the Separation Payments or the Separation Bonus in full, any amounts not yet paid to you at the time of the Change in Control will be accelerated and paid to you in one lump sum out of the sales proceeds at the closing of the Change in Control event.

h.    Definitions. For the purposes hereof:

(1)    “Change in Control” means if at any time any of the following events shall have occurred:

a.    The acquisition by any person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Company where such acquisition causes any such person to own fifty percent (50%) or more of the combined voting power of the then outstanding voting securities;

b.    Individuals constituting the incumbent Board of Directors cease for any reason to constitute at least a majority of the Board or Directors;
c.    There is a a reorganization, merger, sale of assets or consolidation of the Company (a “Business Combination”) unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners of the outstanding voting securities immediately prior to such Business Combination beneficially own, directly or indirectly, at least seventy-five percent (75%) of the outstanding shares of common stock and the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors of the Company resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), in substantially the same proportions as their ownership, immediately prior to such Business Combination of the outstanding voting securities, (ii) no person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, seventy-five percent (75%) or more of the outstanding shares of common stock of the Company resulting from such business combination or the combined voting power of the outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the incumbent Board of Directors at the time of the execution of the this agreement; or

d.    Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

3.    You warrant and represent that you have been paid and/or received all of your past wages including salary, bonuses, commissions, leave payments and/or benefits due as of the date of this Agreement and that no such additional amounts are due to you, except as set forth in Section 2 of this Agreement. Furthermore, you represent that no incident has occurred during your at-will employment with the Company that could form the basis for any claim by you against the Company under the so-called worker’s compensation laws of any jurisdiction. Additionally, you acknowledge and agree that you are not aware of any potential violations of any laws or any potential violations of the Company’s Standards of Business Conduct or similar policies involving the Company or any of the entities or individuals released in Section 6 that you have not already reported to the Company in writing.

4.    Subject to Section 7, you agree that you will not make or cause to be made any oral or written statements that are derogatory, defamatory, disparaging or harmful concerning the Company or any of its subsidiaries or affiliates, or any of their policies, programs, past or present officers, directors, employees, agents, or business associates, including but not limited to any of their past or present suppliers or vendors, or take any actions that are harmful to the business affairs of the Company and/or any of its subsidiaries or affiliates and/or their respective employees. The Company, its current senior management and human resources department, directors, and officers agree that the Company will not in any fashion or manner, directly or indirectly, communicate to any person or entity any disparaging, defamatory or derogatory comments or statements about you or your employment or cessation of employment with the Company.

The Company understands and agrees this paragraph includes, but is not limited to, any such comments or statements to any individual or organization, including but not limited to any person or representative of any entity with whom or which the Company or its subsidiaries or affiliates has a business relationship or to any other person whose opinion may affect your reputation.

For purposes of this provision, a comment or statement shall be considered disparaging, defamatory and/or derogatory if it could affect you adversely or adversely affect your prospective employment opportunities.

5.     RELEASE. As used in this Agreement, the term “claims” will include all claims, covenants, warranties, promises, undertakings, actions, suits, causes of action, obligations, debts, accounts, attorneys’ fees, judgments, losses and liabilities, of whatsoever kind or nature, in law, equity or otherwise. In consideration of this Agreement and all payments and benefits to be paid or accorded to you under this Agreement and other good and valuable consideration, including the consideration set forth in Section 2, you, for and on behalf of yourself and your heirs, administrators, executors and assigns, agree to waive all claims, both known and unknown, and release, quitclaim unto, demise unto, and discharge the Company and its past and present respective parents, predecessors, successors, affiliates, subsidiaries (including without limitation Encompass Health Corporation and Enhabit, Inc.) and its and their employee benefit plans, directors, officers, owners, fiduciaries, employees, agents, attorneys, predecessors, successors and assigns in their individual, official and corporate capacities (“Company Releasees”), from any and all demands, commissions, bonuses, wages, salaries, debts, sums of money, accounts, damages, financial information, liabilities, rights of reinstatement, actions, causes of action, and/or suits at law or in equity, of any kind or nature whatsoever, whether known or not now known, including, but not limited to (1) those arising from, relating to, or in connection with any acts or omissions related to any matter at any time prior to and including the date of your execution of this Agreement, and (2) those arising from, relating to, or in connection with your employment with or separation from the Company, from the beginning of time up to and including the date of your execution of this Agreement. The claims you are releasing and waiving include, but are not limited to, any claims which you may have under any contract or policy, whether such policy is written or oral, express or implied; demands and causes of action for any alleged violation of any federal, state or local statutes, ordinances or common laws, including, without limitation, under any Executive Order or derived from or based upon any state or federal regulations, the Age Discrimination in Employment Act, the Employee Retirement Income Security Act of 1974, the Americans with Disabilities Act, the ADA Amendments Act, Title VII of the Civil Rights Act of 1964, 42 U.S.C. §1981, the Family and Medical Leave Act, the Civil Rights Act of 1991, the Fair Labor Standards Act (to the extent waivable), the Equal Pay Act, the Occupational Health and Safety Act, the Lilly Ledbetter Fair Pay Act, the False Claims Act, the Dodd-Frank Act, the Patient Protection and Affordable Care Act, the Immigration and Reform Control Act, the Families First Coronavirus Response Act, the Uniform Services Employment and Re-Employment Act, the Rehabilitation Act of 1973, the Sarbanes-Oxley Act, the Texas Health & Safety Code and the Texas Labor Code, each as amended; tortious or contractual wrongful discharge or conduct; breach of the covenant of good faith and fair dealing; violation of public policy; tortious interference with contract or prospective business relations; intentional or negligent infliction of emotional distress; fraud or misrepresentation; battery or assault; negligence; negligent hiring or supervision; vicarious liability for the torts of others; invasion of privacy; failure to pay wages, stock awards, bonuses, commissions, incentive pay, benefits, vacation pay, profit sharing, severance or other compensation of any sort; and harassment, retaliation or discrimination on the basis of race, color, national original, religion, sex, sexual preference, age, veteran status, genetic information, handicap, disability or any other status protected by law.

By signing this Agreement, you confirm your intent that the release contained herein be a general release of any and all claims to the fullest extent permissible by law. You agree to release and discharge the Company not only from any and all claims which you could make on your own behalf, but also specifically waive any right to become, and promise not to become, a member of any class in any proceeding or case in which a claim or claims against the Company may arise, in whole or in part, from any event which occurred prior to the date of this Agreement. If you are not permitted to opt-out of a future class, then you agree to waive any recovery for which you would be eligible as a member of such class. Notwithstanding the foregoing, nothing in this Agreement shall be a waiver of: (i) your rights with respect to payment of amounts under this Agreement, (ii) your rights as discussed in Section 2.e., or (iii) any claims that cannot be waived by law.

6.    You understand that nothing contained in this Agreement limits your ability to communicate, cooperate, or file a charge or complaint about possible violations of U.S. federal, state or local law or regulation to or with any governmental agency or regulatory authority, including with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state, or local governmental agency or commission (“Government Agencies”), provided that in each case such communications and disclosures are consistent with applicable law. You shall not be held criminally or civilly liable under any U.S. federal or state trade secret law for the disclosure of a trade secret that is made (a) in confidence to a U.S. federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (b) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal, and does not disclose the trade secret, except pursuant to court order. You are not required to give prior notice to (or get prior authorization from) the Company regarding any such communication or disclosure. Except as otherwise provided in this section or under applicable law, under no circumstance are you authorized to disclose any information covered by the Company’s attorney-client privilege or attorney work product, or the Company’s trade secrets, without the Company’s prior written consent. This Agreement does not limit your right to receive an award for information provided to any Government Agencies. Nothing in this Agreement shall affect your rights to engage in concerted activity protected by Section 7 of the National Labor Relations Act.

7.     You and the Company acknowledge that the execution of this Agreement shall not constitute or be construed as an admission of wrongdoing by either party.

8.     Nothing in this Agreement is intended to modify or supersede your obligations under that certain Restrictive Covenants Agreement between you and the Company dated March 2, 2022, and you hereby acknowledge and re-affirm your obligations and promises under that agreement. You acknowledge that upon the Termination Date you will return to the Company all Confidential Information to it, as well as any Company property, and you further agree to deliver immediately to the Company any such additional items or property that you may discover in your possession.
9.    Except as expressly provided in this Section 10, Section 7, and Section 9 of this Agreement, you agree that the terms and conditions of this Agreement are and shall be deemed to be strictly confidential and shall not hereafter be disclosed by you to any other person or entity. The only disclosures excepted by this Section 10 are (i) as may be required by court order or subpoena, after notice to the Company; (ii) you may disclose the existence of the Agreement and its terms to your attorneys, accountants, tax or financial advisors and to your immediate family members, provided that you make each such person aware of the confidentiality provision of this Section 10; and (iii) to the extent necessary to enforce this Agreement.

10.    Except as expressly provided in Section 7, you agree that for the Severance Period you will cooperate with the Company in regard to the transition of the business matters you handled on behalf of the Company for up to twenty (20) hours per month. You agree to reasonably cooperate with the Company and its counsel in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Company which relate in any way to events or occurrences that transpired while you were employed by the Company. Your cooperation in connection with such claims or actions will include, but not limited to, being available to meet with the Company’s counsel to prepare for discovery or any legal proceeding, and to act as a witness on behalf of the Company at mutually convenient times. The Company will reimburse you for all reasonable, pre-approved out-of-pocket costs and expenses (but not including attorneys’ fees and costs, or compensation for time) that you incur in connection with your obligations under this paragraph of the Agreement, to the extent permitted by law.

11.    In exchange for the consideration in this Agreement, you irrevocably waive the right to trial by jury in any future dispute between you and the Company and/or any of its subsidiaries or affiliates, including but not limited to any dispute arising under this Agreement, and you agree that any such dispute shall be tried by a judge and not a jury.

12.     Employee affirms, covenants, and warrants Employee is not a Medicare beneficiary and is not currently receiving, has not received in the past, will not have received at the time the Severance Payment is due under this Agreement, is not entitled to, is not eligible for, and has not applied for or sought Social Security Disability or Medicare benefits. In the event any statement in the preceding sentence is incorrect (for example, but not limited to, if Employee is a Medicare beneficiary, etc.), the following sentences of this paragraph apply. Employee affirms, covenants, and warrants Employee has made no claim for illness or injury against, nor is Employee aware of any facts supporting any claim against, the Company Releasees under which the Company Releasees could be liable for medical expenses incurred by Employee before or after the execution of this Agreement. Furthermore, Employee is aware of no medical expenses that Medicare has paid and for which the Company Releasees are or could be liable now or in the future. Employee agrees and affirms that, to the best of Employee’s knowledge, no liens of any governmental entities, including those for Medicare conditional payments, exist. Employee will indemnify, defend, and hold the Company Releasees harmless from Medicare claims, liens, damages, conditional payments, and rights to payment, if any, including attorneys’ fees, and Employee further agrees to waive any and all future private causes of action for damages pursuant to 42 U.S.C. § 1395y(b)(3)(A) et seq.

13.    All amounts payable under this Agreement are intended to comply with the “short term deferral” exception from Section 409A of the Internal Revenue Code (“Section 409A”) specified in Treas. Reg. § 1.409A-1(b)(4) (or any successor provision) or the “separation pay plan” exception specified in Treas. Reg. § 1.409A-1(b)(9) (or any successor provision), or both of them, and shall be interpreted in a manner consistent with the applicable exceptions. Notwithstanding the foregoing, to the extent that any amounts payable in accordance with this Agreement are subject to Section 409A, this Agreement shall be interpreted and administered in such a way as to comply with Section 409A to the maximum extent possible. Each installment payment of compensation under this Agreement shall be treated as a separate payment of compensation for purposes of applying Section 409A. If payment of any amount subject to Section 409A is triggered by a separation from service that occurs while you are a “specified employee” (as defined by Section 409A) with, and if such amount is scheduled to be paid within six (6) months after such separation from service, the amount shall accrue without interest and shall be paid the first business day after the end of such six-month period, or, if earlier, within 30 days following your death. “Termination of employment,” “resignation” or words of similar import, as used in this Agreement shall mean, with respect to any payments subject to Section 409A, your “separation from service” as defined by Section 409A. If any payment subject to Section 409A is contingent on the delivery of a release by you and could occur in either of two years, the payment will occur in the later year. Nothing in this Agreement shall be construed as a guarantee of any particular tax treatment to you. You shall be solely responsible for the tax consequences with respect to all amounts payable under this Agreement, and in no event shall the Company have any responsibility or liability if this Agreement does not meet any applicable requirements of Section 409A.

Employee shall be responsible for all federal, state, and local tax liability, if any, that may attach to amounts payable or other consideration given under this Agreement, and will defend, indemnify, and hold the Company Releasees harmless from and against, and will reimburse the Company Releasees for, any and all liability of whatever kind incurred by the Company Releasees as a result of any tax obligations of Employee, including but not limited to taxes, levies, assessments, penalties, fines, interest, attorneys’ fees, and costs. Employee warrants that Employee is not relying on the judgment or advice of any of the Company Releasees or legal counsel concerning the tax consequences, if any, of this Agreement.

14.    Employee agrees to hold the Company Releasees harmless from, and to defend and indemnify the Company Releasees from and against, all further claims, cross-claims, third-party claims, demands, costs, complaints, obligations, causes of action, damages, judgments, liability, contribution, or indemnity related in any way to the allegations that were or could have been made by Employee with respect to the claims and causes of action released as part of this Agreement, as well as any claims that may be made indirectly against the Company Releasees for contribution, indemnity, or otherwise by any third party from whom or which Employee seeks relief or damages, directly or indirectly, for the same claims and/or causes of action released as part of this Agreement, regardless of whether such claims are caused in whole or in part by the negligence, acts, or omissions of any of the Company Releasees.

15.    You and the Company acknowledge that this Agreement constitutes the entire agreement between the parties and supersedes all previous oral or written negotiations or communications between the parties except as specifically provided herein. This Agreement may not be modified or amended except by written instrument signed by the parties. If for any reason an arbitrator or court of competent jurisdiction finds any provision of this Agreement or any portion of this Agreement to be unenforceable, such provision will be enforced to the maximum extent permissible so as to implement the intentions of the parties, and the remainder will continue in full force and effect. This Agreement shall be governed, interpreted and enforced in accordance with the laws of the State of Texas. Sole, mandatory, and exclusive venue for purposes of any dispute, controversy, claim, or cause of action between the parties arising out of or related to this Agreement shall be in any state or federal court of competent jurisdiction presiding over Dallas County, Texas. Nothing in this Agreement, however, precludes the Company from seeking to remove a civil action from any state court to federal court.

Employee acknowledges and warrants that Employee has read and understands the effects of this Agreement, including the release of claims set forth in Section 6, and executes the same of Employee’s own free will and accord for the purposes and consideration set forth. Employee further acknowledges and warrants to the Company that having carefully read this Agreement that Employee fully understands it to be among other things, a release of all claims, known or unknown, now existing or which may hereafter accrue that Employee has or may have against the party or parties released arising out of the matters described.

This Agreement may be signed in counterparts. A facsimile or e-mail copy of any party’s signature shall be deemed as legally binding as the original signature.

{Remainder of Page Intentionally Left Blank}

AGREED AND ACCEPTED:

EMPLOYEE:

/s/ Chad Knight                        Date:     9/28/22
CHAD KNIGHT

THE COMPANY:

By:/s/ Barb Jacobsmeyer                    Date:    9/28/22
Name: Barb Jacobsmeyer
Title: CEO

    9